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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report: June 24, 1998                     Commission File No. 000-23453
                -------------                                         ---------
(Date of earliest event reported)


                        FLEXIINTERNATIONAL SOFTWARE, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its Charter)


         Delaware                                           06-1309427
-------------------------------                    ----------------------------
(State or other jurisdiction of                    Employer Identification No.)
incorporation or organization)


Two Enterprise Drive, Shelton, Connecticut                     06484
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(Address of principal executive offices)                     (Zip Code)


                                 (203) 925-3040
              ----------------------------------------------------
              (Registrant's telephone number, including area code)





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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On June 24, 1998 (the "Effective Date"), FlexiInternational Software, Inc. (the "Company") acquired The Dodge Group, Inc. ("Dodge") pursuant to an Agreement and Plan of Merger, dated as of June 24, 1998 (the "Merger Agreement"), among the Company, Dodge and Princess Acquisition Corporation, a wholly-owned subsidiary of the Company (the "Merger Subsidiary").

         Pursuant to the Merger Agreement, the Merger Subsidiary was merged with and into Dodge (the "Merger") on the Effective Date, whereupon Dodge became a wholly-owned subsidiary of the Company. At that time, the outstanding shares of Series E Convertible Preferred Stock (the "Series E Preferred Stock") of Dodge were converted into the right to receive an aggregate of 591,781 shares of Common Stock of the Company, with each outstanding share of Series E Preferred Stock (other than shares owned beneficially by the Company or the Merger Subsidiary, shares for which demands for appraisal under the Delaware General Corporation law are duly and timely delivered and shares held in Dodge's treasury) being converted into the right to receive 0.0825 shares of Common Stock of the Company. In addition, each outstanding share of capital stock of Dodge other than the Series E Preferred Stock (other than shares owned beneficially by the Company or the Merger Subsidiary, shares for which demands for appraisal under the Delaware General Corporation law are duly and timely delivered and shares held in Dodge's treasury) were converted into the right to receive $0.00001. Each outstanding option (the "Dodge Options") to purchase shares of Common Stock of Dodge under the 1991 Stock Option Plan of Dodge were converted into an option to purchase the consideration that would have been issuable with respect to the number of shares of Common Stock of Dodge subject to the unexercised portion of such Dodge Option. The Company also granted options under its 1997 Stock Incentive Plan to purchase an aggregate of 150,000 shares of Common Stock to employees of Dodge. Immediately following the effectiveness of the Merger, the Company paid in full an aggregate of $2,622,069.42 of principal and interest on promissory notes of Dodge held by certain former stockholders of Dodge by issuing an additional 271,719 shares of Common Stock of the Company and by paying $754,000 in cash.

         Based on the capitalization of the Company as of the Effective Date, the 863,500 shares of Common Stock of the Company issued to the holders of Series E Preferred and the holders of promissory notes of Dodge represent approximately 5.0% of the outstanding shares of Common Stock of the Company. On June 24, 1998, the last reported sale price per share of the Common Stock of the Company on the Nasdaq National market was $6.875.

         The Company expects to account for the acquisition of Dodge using the purchase method of accounting and expects such acquisition to be non-dilutive to




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earnings in 1998 and contribute to earnings in 1999. The Company expects to write off approximately $7.5 million of software development costs with respect to the acquisition of Dodge, subject to the Company's post-closing independent valuation of Dodge.

         Prior to the Merger, Dodge specialized in financial data warehouse solutions and had consulting expertise for large banking and financial services clients. The Company currently intends to continue Dodge's business substantially in the manner conducted by Dodge immediately prior to the Merger.

         The issuance of shares of Common Stock of the Company in connection with the Merger was approved by the Board of Directors of the Company, and the Merger Agreement and the Merger were approved by the Board of Directors and the stockholders of Dodge. The terms of the Merger Agreement and the Merger were determined on the basis of arm's-length negotiations. Prior to the execution of the Merger Agreement and the consummation of the Merger, neither the Company nor any of its affiliates, nor any director or officer of the Company or any associate of any such director or officer, had any material relationship with Dodge.

         The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement which is filed as Exhibit 2 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED:

         See (b) below.

         (b)      PRO FORMA FINANCIAL INFORMATION:

         It is impracticable to provide the required financial statements of The Dodge Group, Inc. and the required pro forma financial information at the time of the filing of this Report. Accordingly, such financial statements and pro forma information will be filed as soon as practicable, but no later than September 8, 1998.




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         (c)      EXHIBITS:


         EXHIBIT
           NO.             DESCRIPTION
         -------           -----------

            2 Agreement and Plan of Merger, dated as of June 24, 1998, among the Company, Dodge and the Merger Subsidiary.

          99               Press Release of the Company issued June 25, 1998.



ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

         Upon effectiveness of the Merger, an aggregate of 350,828 shares of Series E Preferred Stock of Dodge held by one entity and two individuals who, based upon representations of such entity and such individuals, are not "U.S. Persons" (as such term is defined in Regulation S ("Regulation S") promulgated under the Securities Act of 1933, as amended) automatically converted into the right to receive an aggregate of 24,722 shares of Common Stock of the Company. Upon surrender of certificates representing the shares of Series E Preferred Stock held by such entity and such individuals, the Company will issue the 24,722 shares of Common Stock without registration under the Securities Act in accordance with Regulation S.





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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: June 29, 1998                         FLEXIINTERNATIONAL SOFTWARE, INC.



                                             /s/ Jennifer V. Cheng
                                             ----------------------------------
                                             Jennifer V. Cheng
                                             President




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                                INDEX TO EXHIBITS


EXHIBIT
  NO.             DESCRIPTION
-------           -----------

   2 Agreement and Plan of Merger, dated as of June 24, 1998, among the Company, Dodge and the Merger Subsidiary.

  99              Press Release of the Company issued June 25, 1998.














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